UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

C1 FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-36595 (Commission File Number)	46-4241720 (IRS Employer Identification No.)

100 5th Street South

St. Petersburg, Florida 33701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 266-2265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of C1 Financial, Inc. (the “Registrant”) held on April 23, 2015 (the “Annual Meeting”), the stockholders voted on: (i) the election of four director nominees (Proposal 1) and (ii) the ratification of the appointment of the Registrant’s independent registered public accounting firm for fiscal year 2015 (Proposal 2). These matters were submitted to a vote through the solicitation of proxies. Each of the proposals is described in further detail in the Registrant’s Definitive Proxy Statement. Other than the two proposals addressed below and described in the Registrant’s Definitive Proxy Statement, no other proposal was submitted at the Annual Meeting for stockholder action. Each of the two proposals that was voted on at the Annual Meeting was approved by the Registrant’s stockholders.

The results of the votes are set forth below:

Proposal 1 - To elect four individuals to serve as Class I Directors until the 2018 Annual Meeting of Stockholders.

	For	Withheld	Abstain	Broker Non-Votes
Brian D. Burghardt	12,982,024	113,862	-	620,332
Duane L. Moore	12,982,024	113,862	-	620,332
Kathryn B. Pemble	12,958,736	137,150	-	620,332
Adelaide Alexander Sink	12,981,962	113,924	-	620,332

Proposal 2 - To ratify the appointment of Crowe Horwath LLP as the Registrant’s independent registered public accounting firm for fiscal year 2015.

For	Against	Abstain	Broker Non-Votes
13,711,046	5,023	149	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C1 FINANCIAL, INC.

By:	/s/ Trevor R. Burgess
Trevor R. Burgess
President & Chief Executive Officer

Date: April 28, 2015